SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

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☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Pursuant to § 240.14a-12

Investors Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑	No fee required.

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Investors Bancorp, Inc.

101 JFK Parkway
Short Hills, New Jersey 07078

September 18, 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Investors Bancorp, Inc., which will be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974, on October 27, 2009, at 9:00 a.m., local time.

The business to be conducted at the Annual Meeting consists of the election of three directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010. Your Board of Directors has determined that an affirmative vote on each of these matters to be considered at the Annual Meeting is in the best interests of Investors Bancorp, Inc. and its stockholders and unanimously recommends a vote “FOR” each of these matters.

Your vote is very important regardless of the number of shares you own. We urge you to complete, sign and return the enclosed Proxy Card as soon as possible, or to vote by Internet or telephone as described on your Proxy Card, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

On behalf of the Board of Directors, officers and employees of Investors Bancorp, Inc., we thank you for your continued support.

Sincerely,

Kevin Cummings
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE
GENERAL INFORMATION
PROPOSAL I -- ELECTION OF INVESTORS BANCORP DIRECTORS
INVESTORS BANCORP’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.
AUDIT COMMITTEE REPORT
COMPENSATION AND BENEFITS COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
ALL OTHER COMPENSATION
PERQUISITES
GRANTS OF PLAN BASED AWARDS TABLE FOR FISCAL YEAR 2009
OUTSTANDING EQUITY AWARDS AT JUNE 30, 2009
PENSION BENEFITS AT OR FOR THE YEAR ENDED JUNE 30, 2009
NONQUALIFIED DEFERRED COMPENSATION AT OR FOR THE YEAR ENDED JUNE 30, 2009
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF JUNE 30, 2009
DIRECTORS COMPENSATION TABLE
PROPOSAL II -- RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
STOCKHOLDER PROPOSALS
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078
(973) 924-5100

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On October 27, 2009

NOTICE IS HEREBY GIVEN THAT the 2009 Annual Meeting of Stockholders of Investors Bancorp, Inc. will be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974, on October 27, 2009, at 9:00 a.m., local time, to consider and vote upon the following matters:

1. To elect three persons to serve as directors of Investors Bancorp, Inc., each for a three-year term.

2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the fiscal year ending June 30, 2010.

3. To transact such other business as may properly come before the Annual Meeting, and any adjournment or postponement of the Annual Meeting.

The Board of Directors of Investors Bancorp, Inc. has fixed September 11, 2009 as the record date for determining the stockholders entitled to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

The Board of Directors of Investors Bancorp, Inc. unanimously recommends that you vote “FOR” each of the nominees for director listed in the Proxy Statement and “FOR” the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending June 30, 2010.

The Board of Directors of Investors Bancorp, Inc. requests that you complete, sign and mail the enclosed Proxy Card promptly in the enclosed postage-paid envelope. You may also vote by Internet or telephone as described on your Proxy Card. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or voted by Internet or telephone.

By Order of the Board of Directors
Investors Bancorp, Inc.

Patricia E. Brown
Corporate Secretary

Short Hills, New Jersey
September 18, 2009

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU OWN. THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE OR TO VOTE BY INTERNET OR TELEPHONE AS DESCRIBED ON YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 27, 2009 — This Proxy Statement and Investors Bancorp, Inc.’s 2009 Annual Report to Stockholders are each available at www.proxydocs.com/isbc

INVESTORS BANCORP, INC.

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on October 27, 2009

GENERAL INFORMATION

This Proxy Statement and accompanying Proxy Card and the Annual Report to Stockholders are being furnished to the stockholders of Investors Bancorp, Inc. (“Investors Bancorp” or the “Company”) in connection with the solicitation of proxies by the Board of Directors for use at the 2009 Annual Meeting of Stockholders. The Annual Meeting will be held on October 27, 2009, at 9:00 a.m., local time, at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974. The term “Annual Meeting”, as used in this Proxy Statement, includes any adjournment or postponement of such meeting.

This Proxy Statement is dated September 18, 2009 and is first being mailed to stockholders of Investors Bancorp as of the record date on or about September 18, 2009.

The 2009 Annual Meeting of Stockholders

Date, Time and Place	The Annual Meeting of Stockholders will be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974, on October 27, 2009, at 9:00 a.m., local time.

Record Date	September 11, 2009.

Shares Entitled to Vote	114,493,520 shares of Investors Bancorp common stock were outstanding on the Record Date and are entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting	To consider and vote on the election of three directors and the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2010.

Vote Required	Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld. The ratification of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN”. All votes on both proposals will include the vote of Investors Bancorp, MHC, which, as of September 11, 2009, owns 56.6% of the outstanding shares of common stock.

Your Board of Directors Recommends You Vote in Favor of the Proposals	Your Board of Directors unanimously recommends that stockholders vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Investors Bancorp	Investors Bancorp, a Delaware corporation, is the bank holding company for Investors Savings Bank, an FDIC-insured, New Jersey-chartered capital stock savings bank that operates 58 full-service banking offices in northern and central New Jersey. At June 30, 2009, Investors Bancorp had $8.14 billion in total assets. Investors Bancorp’s principal executive offices are located at 101 JFK Parkway, Short Hills, New Jersey 07078, and our telephone number is (973) 924-5100.

Who Can Vote

The Board of Directors has fixed September 11, 2009 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Investors Bancorp common stock, par value $0.01 per share, at the close of business on such date will be entitled to vote at the Annual Meeting. On September 11, 2009, 114,493,520 shares of Investors Bancorp common stock were outstanding and held by approximately 12,000 holders of record. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Investors Bancorp common stock is necessary to constitute a quorum at the Annual Meeting.

How Many Votes You Have

Each holder of shares of Investors Bancorp common stock outstanding on September 11, 2009 will be entitled to one vote for each share held of record. However, Investors Bancorp’s certificate of incorporation provides that stockholders of record who beneficially own in excess of 10% of the then outstanding shares of common stock of Investors Bancorp (other than the Mutual Holding Company and any tax qualified plan of the Company) are not entitled to vote any of the shares held in excess of that 10% limit. A person or entity is deemed to beneficially own shares that are owned by an affiliate of, as well as by any person acting in concert with, such person or entity.

Matters to Be Considered

The purpose of the Annual Meeting is to elect three directors and ratify the appointment of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

You may be asked to vote upon other matters that may properly be submitted to a vote at the Annual Meeting. You also may be asked to vote on a proposal to adjourn or postpone the Annual Meeting. Investors Bancorp could use any adjournment or postponement for the purpose, among others, of allowing additional time to solicit proxies.

How to Vote

You may vote your shares by completing and signing the enclosed Proxy Card and returning it in the enclosed postage-paid envelope or by attending the Annual Meeting. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on your Proxy Card. You should complete and return the Proxy Card accompanying this document, or vote using the Internet or telephone voting options, to ensure that your vote is counted at the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, regardless of whether you plan to attend. If you return an executed Proxy Card without marking your instructions, your executed Proxy Card will be voted “FOR” the election of the three nominees for director and “FOR” the ratification of the appointment of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Stockholders of record can vote in person at the Annual Meeting. If a broker holds your shares in street name, then you are not the stockholder of record and you must ask your broker how you can vote in person at the Annual Meeting.

The Board of Directors is currently unaware of any other matters that may be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, shares represented by properly submitted proxies will be voted, or not voted, by the persons named as proxies in the Proxy Card in their best judgment.

Participants in Investors Bancorp Benefit Plans

If you are a participant in The Investors Savings Bank Employee Stock Ownership Plan or another benefit plan through which you own shares of Investors Bancorp common stock, you will have received with this Proxy Statement voting instruction forms that reflect all shares you may vote under the plans. Under the terms of these plans, the trustee or administrator votes all shares held by the plan, but each participant may direct the trustee or administrator how to vote the shares of Investors Bancorp common stock allocated to his or her plan account. If you own shares through any of these plans and do not vote, the respective plan trustees or administrators will vote your shares in accordance with the terms of the respective plans.

Quorum and Vote Required

The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Investors Bancorp common stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted solely for the purpose of determining whether a quorum is present. A proxy submitted by a broker that is not voted is sometimes referred to as a broker non-vote.

Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is “Withheld”. The ratification of the appointment of KPMG LLP as the independent registered public accounting firm is determined by a majority of the votes cast, without regard to broker non-votes or proxies marked “ABSTAIN”. All such votes on both proposals will include the vote of Investors Bancorp, MHC, which, as of September 11, 2009, owns 56.6% of the outstanding shares of common stock.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. You may revoke your proxy by:

•	submitting written notice of revocation to the Corporate Secretary of Investors Bancorp prior to the voting of such proxy;

•	submitting a properly executed proxy bearing a later date;

•	using the Internet or telephone voting options explained on the Proxy Card; or

•	voting in person at the Annual Meeting; however, simply attending the Annual Meeting without voting will not revoke an earlier proxy.

Written notices of revocation and other communications regarding the revocation of your proxy should be addressed to:

Investors Bancorp, Inc.
101 JFK Parkway
Short Hills, New Jersey 07078

Attention:	Patricia E. Brown
Corporate Secretary

If your shares are held in street name, you should follow your broker’s instructions regarding the revocation of proxies.

Solicitation of Proxies

Investors Bancorp will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Investors Bancorp will request that banks, brokers and other holders of record send proxies and proxy material to the beneficial owners of Investors Bancorp common stock and secure their voting instructions, if necessary. Investors Bancorp will reimburse such holders of record for their reasonable expenses in taking those actions. If necessary, Investors Bancorp may also use several of its regular employees, who will not be specially compensated, to solicit proxies from stockholders, personally or by telephone, facsimile or letter.

Recommendation of the Board of Directors

Your Board of Directors unanimously recommends that you vote “FOR” each of the nominees for director listed in this Proxy Statement and “FOR” the ratification of KPMG LLP as Investors Bancorp’s independent registered public accounting firm for the fiscal year ending June 30, 2010.

Security Ownership of Certain Beneficial Owners and Management

Persons and groups who beneficially own in excess of five percent of Investors Bancorp’s common stock are required to file certain reports with the Securities and Exchange Commission regarding such beneficial ownership. The following table sets forth, as of September 11, 2009, certain information as to the shares of

Investors Bancorp common stock owned by persons who beneficially own more than five percent of Investors Bancorp’s issued and outstanding shares of common stock. We know of no persons, except as listed below, who beneficially owned more than five percent of the outstanding shares of Investors Bancorp common stock as of September 11, 2009. For purposes of the following table and the table included under the heading “Management,” in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of any shares of common stock (i) over which he or she has, or shares, directly or indirectly, voting or investment power or (ii) as to which he or she has the right to acquire beneficial ownership at any time within 60 days after September 11, 2009.

Principal Stockholders

	Number of Shares
Name and Address of	Owned and Nature of	Percent of Shares of
Beneficial Owner	Beneficial Ownership	Common Stock Outstanding(1)

Investors Bancorp, MHC	64,844,373(2)	56.6%
101 JFK Parkway Short Hills, NJ 07078
Advisory Research, Inc.	9,685,658(3)	8.5%
180 N Stetson St., Suite 5500 Chicago, IL 60601

(1)	Based on 114,493,520 shares of Investors Bancorp common stock outstanding as of September 11, 2009.

(2)	This information is based on Schedule 13D (Amendment No. 1) filed by Investors Bancorp, MHC with the SEC on June 25, 2008. The Board of Directors of Investors Bancorp, MHC consists of those persons who serve on the Board of Directors of Investors Bancorp, Inc.

(3)	This information is based on Schedule 13F filed by Advisory Research, Inc. with the SEC on August 14, 2009.

Management

The following table sets forth information about shares of Investors Bancorp common stock owned by each nominee for election as director, each incumbent director, each named executive officer identified in the summary compensation table included elsewhere in this Proxy Statement, and all nominees, incumbent directors and executive officers as a group, as of September 11, 2009.

	Position(s) held with					Unvested Stock
	Investors Bancorp	Shares	Options			Awards
	Inc. and/or	Owned	Exercisable			included in
	Investors Savings	Directly and	within 60	Beneficial	Percent of	Beneficial
Name	Bank	Indirectly(1)	days	Ownership	Class	Ownership

NOMINEES
Kevin Cummings	Director, President and Chief Executive Officer	174,873	180,000	354,873	*	75,000
Patrick J. Grant	Chairman	148,675	87,905	236,580	*	62,513
Joseph H. Shepard III	Director	157,671	87,904	245,575	*	62,510
INCUMBENT DIRECTORS
John A. Kirkpatrick	Director	137,671	244,178	381,849	*	—
Robert M. Cashill	Vice Chairman	268,001	140,000	408,001	*	150,000
Brian D. Dittenhafer	Director	114,414	87,904	202,318	*	62,510
Vincent D. Manahan III	Director	149,671	87,904	237,575	*	62,510
Doreen R. Byrnes	Director	80,976	90,000	170,976	*	54,000
Richard J. Petroski	Director	12,000	—	12,000	*	—
Rose Sigler	Director	122,671	87,904	210,575	*	62,510
Stephen J. Szabatin	Director	142,671	87,904	230,575	*	62,510
James H. Ward, III(2)	Director	126,102	—	126,102	*	—
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Domenick A. Cama	Executive Vice President and Chief Operating Officer	146,474	160,000	306,474	*	66,000
Richard S. Spengler	Executive Vice President and Chief Lending Officer	102,742	80,000	182,742	*	48,000
Thomas F. Splaine, Jr.	Senior Vice President and Chief Financial Officer	84,614	70,000	154,614	*	42,000
Paul Kalamaras	Senior Vice President	75,000	—	75,000	*	60,000
All directors and executive officers as a group (16 persons)(3)		2,044,226	1,491,603	3,535,829	3.1%	870,063

*	Less than 1%

(1)	Unless otherwise indicated, each person effectively exercises sole, or shared with spouse, voting and dispositive power as to the shares reported. With respect to Mr. Kirkpatrick, his ownership includes 10,000 shares held in trust as to which Mr. Kirkpatrick does not exercise voting power, but as to which shares he has a beneficial interest.

(2)	Mr. Ward was appointed to the Board of Directors in June 2009 upon consummation of Investors Bancorp Inc.’s acquisition of American Bancorp of New Jersey, Inc.

(3)	Includes 23,127 shares of common stock allocated to the accounts of executive officers under the Investors Savings Bank Employee Stock Ownership Plan (“ESOP”) and excludes the remaining 4,230,945 shares of common stock of which 3,686,945 are unallocated and held for the future benefit of all employee participants. Under the terms of the ESOP, shares of common stock allocated to the account of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP Trustee in the same proportion as the vote obtained from participants on allocated shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Investors Bancorp’s common stock is registered with the Securities and Exchange Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. The executive officers and directors of Investors Bancorp, and beneficial owners of greater than 10% of Investors Bancorp’s common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of Investors Bancorp’s common stock. The Securities and Exchange Commission rules require disclosure in Investors Bancorp’s Proxy Statement or Annual Report on Form 10-K of the failure of an executive officer, director or 10% beneficial owner of Investors Bancorp’s common stock to file a Form 3, 4, or 5 on a timely basis. Richard J. Petroski was late in filing a Form 4 relating to a purchase of Investors Bancorp’s common stock. Based on Investors Bancorp’s review of ownership reports and confirmations by executive officers and directors, no other executive officer or director failed to file ownership reports on a timely basis for the year ended June 30, 2009.

PROPOSAL I — ELECTION OF INVESTORS BANCORP DIRECTORS

General

Investors Bancorp’s Board of Directors currently consists of twelve (12) members and is divided into three classes, with one class of directors elected each year. Each of the 12 members of the Board of Directors also serves as a director of Investors Savings Bank and Investors Bancorp, MHC. Three directors will be elected at the Annual Meeting to serve for a three-year term, as defined in the bylaws, and until their respective successors shall have been elected and qualified. On the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors nominated Kevin Cummings, Patrick J. Grant and Joseph H. Shepard III for election as directors, each of whom has agreed to serve if so elected.

All nominees currently serve as directors of Investors Bancorp. Inc., Investors Savings Bank and Investors Bancorp, MHC. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which any such nominee was selected. Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed Proxy Card, if executed and returned, will be voted “FOR” the election of all nominees.

In the event that any nominee is unable or declines to serve, the persons named in the Proxy Card as proxies will vote with respect to a substitute nominee designated by Investors Bancorp’s current Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees would be unable or would decline to serve, if elected.

The current Bylaws of Investors Bancorp provide that a director shall retire from the Board at the annual meeting of the Board immediately following the year in which the director attains age seventy-five. Director Kirkpatrick, age 76, is retiring from the Board effective as of the Annual Meeting of the Board and the Board will be decreased to eleven (11) members as of the Annual Meeting date.

INVESTORS BANCORP’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN THIS PROXY STATEMENT.

Directors and Executive Officers

The following table sets forth certain information, as of September 11, 2009, regarding the nominees for election as directors and the incumbent directors, including the terms of office of each director, as well as information regarding the executive officers of Investors Bancorp and its wholly owned subsidiary, Investors Savings Bank.

	Position(s) held with
	Investors Bancorp,
	Inc. and/or Investors
	Savings		Director	Expiration of
Name	Bank	Age	Since	Term

NOMINEES
Kevin Cummings	Director, President and Chief Executive Officer	54	2008	2009
Patrick J. Grant	Chairman	74	1988	2009
Joseph H. Shepard III	Director	75	1988	2009
INCUMBENT DIRECTORS
John A. Kirkpatrick	Director	76	1992	2009
Robert M. Cashill	Vice Chairman	66	1998	2010
Brian D. Dittenhafer	Director	67	1997	2010
Vincent D. Manahan III	Director	71	2002	2010
James H. Ward, III	Director	60	2009	2010
Doreen R. Byrnes	Director	60	2002	2011
Richard J. Petroski	Director	70	2008	2011
Rose Sigler	Director	74	1999	2011
Stephen J. Szabatin	Director	72	1994	2011

The following information describes the business experience for each of the Company’s directors and executive officers.

Nominees for Director

Kevin Cummings, age 54, was appointed President and Chief Executive Officer of Investors Savings Bank effective January 1, 2008 and was also appointed to serve on the Board of Directors of Investors Savings Bank at that time. He previously served as Executive Vice President and Chief Operating Officer of Investors Savings Bank since July 2003. Prior to joining Investors Savings Bank, Mr. Cummings had a 26-year career with the independent accounting firm of KPMG LLP, where he had been partner for 14 years. Immediately prior to joining Investors Savings Bank, he was an audit partner in KPMG’s Financial Services practice in their New York City office and lead partner on a major commercial banking client. Mr. Cummings also worked in the New Jersey community bank practice for over 20 years. Mr. Cummings has a Bachelors degree in Economics from Middlebury College and a Masters degree from Rutgers University. He is a member of the Board of Governors for the NJ League of Community Bankers, Chairman of the Summit Speech School, a member of the Board of Trustees for St. Peter’s Prep, a member of the Board of Trustees for the Independent College Fund and a member of the Board of Trustees for The Inner City Scholarship Fund.

Patrick J. Grant, age 74, was first elected to the Board of Directors of Investors Savings Bank in 1988 and has served as Chairman since July 1997. Mr. Grant served as Chairman and President of Investors Savings Bank from July 1997 until he retired from the position of President in April 2000. Previously, he served as President from April 1990 to June 1997 and as Executive Vice President and Chief Operating Officer from September 1988 to April 1990. Immediately prior to joining Investors Savings Bank, Mr. Grant was Senior Vice President of the investment banking firm of Ryan Beck & Co., specializing in the thrift banking practice. Prior to his tenure at Ryan Beck, Mr. Grant had a 30-year career with the accounting firm of KPMG LLP where he had been a partner in charge of the firm’s thrift practice in New Jersey for eight years. Mr. Grant has a Bachelors degree from Iona College. He is a Trustee Emeritus of the Independent College Fund of New Jersey.

Joseph H. Shepard III, age 75, was first elected to the Board of Directors of Investors Savings Bank in 1988. He served as Senior Vice President of Bollinger Insurance, Short Hills, New Jersey from July 1995 until his retirement in June 1997. Mr. Shepard was formerly President of Shepard, Caulfield & McCue Insurance Agency from 1965 to 1995. Mr. Shepard has a Bachelor of Science degree in Mathematics from Seton Hall University. He is a member of the National Association of Corporate Directors (NACD). In 2007 he was awarded the Certificate of Director Education and continues his education through NACD where he has achieved Director Professional designation.

Retiring Director

Term to Expire 2009

John A. Kirkpatrick, age 76, was first elected to the Board of Directors of Investors Savings Bank in 1992. He is a retired Managing Partner of KPMG LLP, a position he held from 1977 to 1990 in the New Jersey practice, and previously in South Bend, Indiana from 1973 to 1977. Mr. Kirkpatrick joined KPMG LLP in 1959 and served as a Member of the Board of Directors from 1984 to 1990, a member of the SEC Reviewing Partners Committee from 1969 to 1977, Chairman of the Pension Committee from 1987 to 1991 and a member of the Management Committee from 1990 until he retired in 1992. Mr. Kirkpatrick has a Bachelors degree from Rutgers University. He is a member of both the American Institute of Certified Public Accountants and the NJ Society of Certified Public Accountants.

Continuing Directors

Term to Expire 2010

Robert M. Cashill, age 66, was first elected to the Board of Directors Investors Savings Bank in February 1998 and named Vice Chairman in November 2007. Mr. Cashill served as President and Chief Executive Officer of Investors Savings Bank from December 2002 up until his retirement on December 31, 2007. Prior to assuming such position, Mr. Cashill had served as Executive Vice President since January 2000. Prior to joining Investors Savings Bank, Mr. Cashill was employed as Vice President Institutional Sales by Salomon Smith Barney from 1977 to 1998, and at Hornblower, Weeks, Hemphill, Noyes from 1966 to 1977. Mr. Cashill has a Bachelor of Science degree in Economics from Saint Peter’s College.

Brian D. Dittenhafer, age 67, was first elected to the Board of Directors of Investors Savings Bank in 1997. He served as President and Chief Executive Officer of the Federal Home Loan Bank of New York from 1985 until his retirement in 1992. Mr. Dittenhafer joined the Federal Home Loan Bank of New York in 1976 where he also served as Vice President and Chief Economist, Chief Financial Officer and Executive Vice President. Previously, he was employed as a Business Economist at the Federal Reserve Bank of Atlanta from 1971 to 1976. From 1992 to 1995, Mr. Dittenhafer served as President and Chief Financial Officer of Collective Federal Savings Bank and as Chairman of the Resolution Funding Corporation from 1988 to 1992. From 1995 to 2007 Mr. Dittenhafer was Chairman of MBD Management Company. Mr. Dittenhafer has a Bachelor of Arts from Ursinus College and a Masters of Arts in Economics degree from Temple University where he subsequently taught economics. He was named to Omicron Delta Epsilon, the national honor society in Economics. Mr. Dittenhafer is a member of the National Association for Business Economics and the National Association of Corporate Directors (NACD). In 2007 he was awarded the Certificate of Director Education and continues his education through NACD where he has achieved Director Professional designation.

Vincent D. Manahan III, age 71, was first elected to the Board of Directors of Investors Savings Bank in 2002. He is an attorney, and has been a solo practitioner since January 2006. Previously, Mr. Manahan was a partner in the law firm of Herrigel Bolan & Manahan LLP from 1969 through 2005 where he served as principal counsel to Investors Savings Bank from 1989 to 2002. He is a member of the New Jersey Bar Association, The Banking Law Section of the New Jersey Bar Association and the Essex County Bar Association. Mr. Manahan was a special counsel to the U.S. Department of Justice 9/11 Victims Compensation Fund. Mr. Manahan has a Bachelors degree in economics from Georgetown University, a Juris Doctor from Cornell Law School and received a Master of Laws degree from New York University’s School of Law. He is a member of the National Association of Corporate Directors (NACD) and continues his education through the NACD.

James H. Ward, III, age 60, was appointed to the Board of Directors of Investors Bancorp, Inc. and Investors Savings Bank in June 2009 upon consummation of Investors Bancorp Inc.’s acquisition of American Bancorp of New Jersey, Inc. Mr. Ward was a director of American Bancorp of New Jersey since 1991 and served as Vice Chairman since 2003. From 1998 to 2000, he was the majority stockholder and Chief Operating Officer of Rylyn Group, which operated a restaurant in Indianapolis, Indiana. Prior to that, he was the majority stockholder and Chief Operating Officer of Ward and Company, an insurance agency in Springfield, New Jersey, where he was employed from 1968 to 1998. He is now a retired investor.

Term to Expire 2011

Doreen R. Byrnes, age 60, was elected to the Board of Directors of Investors Savings Bank in January 2002. Ms. Byrnes served as Executive Vice President-Human Resources from December 2001 until her retirement in March 2007. Previously, she served as Senior Vice President-Human Resources from 1980 until December 2001. She joined Investors Savings Bank in August 1979. Ms. Byrnes has a Bachelors degree from the University of Florida and a Masters degree from Fairleigh Dickinson University.

Richard J. Petroski, age 70, was appointed to the Board of Directors of Investors Savings Bank in June 2008 upon consummation of Investors Bancorp MHC’s acquisition of Summit Federal Bankshares MHC. Mr. Petroski was President and Chief Executive Officer of Summit Federal Savings Bank from 1979 until his retirement in February 2003. He served as chairman of Summit Federal Savings Bank’s board of directors from 1988 until the acquisition in June 2008, and had been affiliated with Summit Federal Savings Bank since 1962. He is a member of the National Association of Corporate Directors (NACD).

Rose Sigler, age 74, was elected to the Board of Directors of Investors Savings Bank in November 1999. Ms. Sigler served as Senior Vice President of CRA Compliance and Community Relations of Investors Savings Bank from 1996 until her retirement in 1999. Previously, she served in various positions from the time she joined Investors Savings Bank in 1971. Ms. Sigler has a Graduate Degree from the Institute of Financial Education. She is a member of the National Association of Corporate Directors (NACD). In 2007 she was awarded the Certificate of Director Education and continues her education through NACD where she has achieved Director Professional designation.

Stephen J. Szabatin, age 72, was first elected to the Board of Directors of Investors Savings Bank in 1994. He was employed by The New Jersey Department of Banking as the Deputy Commissioner-Division of Regulatory Affairs from 1993 until his retirement in 1994. Previously he served as Deputy Commissioner-Division of Supervision from 1989 to 1993, and in various other capacities from 1966 to 1994. He is a graduate of Seton Hall University, where he earned a Bachelor of Science degree in management. He is a member of the National Association of Corporate Directors (NACD). In 2007 he was awarded the Certificate of Director Education and continues his education through NACD where he has achieved Director Professional designation.

Executive Officers of the Bank Who Are Not Also Directors

Domenick A. Cama, age 53, was appointed Chief Operating Officer of Investors Savings Bank effective January 1, 2008. Prior to this appointment Mr. Cama served as Chief Financial Officer since April 2003. Prior to joining Investors Savings Bank, Mr. Cama was employed for 13 years by the Federal Home Loan Bank of New York where he served as Vice President and Director of Sales. Mr. Cama is also a member of the board of directors of the Raritan Bay Medical Center Foundation and the Madison YMCA. Mr. Cama holds a Bachelors degree in Economics and a Masters degree in Finance from Pace University.

Richard S. Spengler, age 47, was appointed Executive Vice President and Chief Lending Officer of Investors Savings Bank effective January 1, 2008. Mr. Spengler began working for Investors Savings Bank in September 2004 as Senior Vice President. Prior to joining Investors Savings Bank, Mr. Spengler had a 21-year career with First Savings Bank, Woodbridge, New Jersey where he served as Executive Vice President and Chief Lending Officer from 1999 to 2004. Mr. Spengler has a Bachelors degree in Business Administration from Rutgers University.

Thomas F. Splaine, Jr., age 44, was appointed Senior Vice President and Chief Financial Officer of Investors Savings Bank effective January 1, 2008. Mr. Splaine previously served as Senior Vice President, Director of Financial Reporting for Investors Savings Bank since January 2006. He served as First Vice President, Director of Financial Reporting for Investors Savings Bank since December 2004. Prior to joining Investors Savings Bank, Mr. Splaine was employed by Hewlett-Packard Financial Services, Murray Hill, New Jersey as Director of Financial Reporting. Mr. Splaine has a Bachelors degree in Accounting and a Masters of Business Administration from Rider University.

Paul Kalamaras, age 50, was appointed Senior Vice President and Director of Retail Banking of Investors Savings Bank in August of 2008. Before joining Investors, Mr. Kalamaras was Executive Vice President of Millennium bcp bank, N.A., in Newark, NJ where he was responsible for the retail, commercial banking and treasury lines of business since January 2004. He served on the bank’s Executive Committee and was a member of the Board of Directors. Mr. Kalamaras previously was President and CEO of The Barré Company, a manufacturer of precision engineered metal components for the electronics and telecommunications industry. Earlier, Mr. Kalamaras was Executive Vice President at Summit Bank, where he was responsible for the retail network and business banking. Mr. Kalamaras has a Bachelors degree in Finance from the University of Notre Dame.

Corporate Governance Matters

Investors Bancorp is committed to maintaining sound corporate governance guidelines and very high standards of ethical conduct and is in compliance with applicable corporate governance laws and regulations.

Board of Directors Meetings and Committees

The Board of Directors of Investors Bancorp and Investors Savings Bank meet monthly, or more often as may be necessary. The Board of Directors of Investors Bancorp and Investors Savings Bank each met twelve times during fiscal 2009. The Board of Directors of Investors Bancorp currently maintains three standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation and Benefits Committee.

All directors attended no fewer than 75% of the total number of Board meetings held by the Investors Bancorp Board of Directors and all committees of the Board on which they served (during the period they served) during fiscal 2009. While we do not have a specific policy regarding attendance at the annual meeting, all nominees and continuing directors are expected to attend. All directors attended the annual meeting of stockholders held on October 28, 2008.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which are posted on the “Governance Documents” section of the “Investor Relations” page of Investors Savings Bank’s website at www.isbnj.com. The Corporate Governance Guidelines cover the general operating policies and procedures followed by the Board of Directors including, among other things:

•	Mission of the Board;

•	Director responsibilities and qualifications;

•	Board nominating procedures and election criteria;

•	Stock ownership policies, Board size, director independence; and

•	Director compensation, education and code of ethics.

The Corporate Governance Guidelines provide for the Board of Directors to meet in regularly scheduled executive sessions without management at least quarterly. During fiscal 2009, four executive sessions were conducted by the independent directors.

Director Independence

A majority of the Board of Directors and each member of the Compensation and Benefits, Nominating and Corporate Governance, and Audit Committees are independent, as affirmatively determined by the Board consistent with the listing standards of the NASDAQ Stock Market.

The Board of Directors conducts an annual review of director independence for all current nominees for election as directors and all continuing directors. In connection with this review, the Board of Directors considers all relevant facts and circumstances relating to relationships that each director, his or her immediate family members and their related interests had with Investors Bancorp and its subsidiaries.

As a result of this review, the Board of Directors affirmatively determined that Messrs. Grant, Shepard III, Kirkpatrick, Dittenhafer, Manahan III, Petroski, Szabatin and Ward III and Ms. Sigler are independent. The Board of Directors determined that Mr. Cummings is not independent as he is an Investors Savings Bank employee and Mr. Cashill is not independent because he was an employee of Investors Savings Bank until retiring on December 31, 2007 and Ms. Byrnes is not independent as she was an employee of Investors Savings Bank until retiring on March 1, 2007.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are: Ms. Sigler (Chair), Messrs. Dittenhafer, Grant, Manahan III, Petroski and Szabatin. Each member of the Nominating and Corporate Governance Committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Nominating and Corporate Governance Committee’s Charter and Corporate Governance Guidelines are posted on the “Governance Documents” section of the “Investor Relations” page of the Investors Savings Bank’s website at www.isbnj.com. The Committee met two times during fiscal 2009.

As noted in the Nominating and Corporate Governance Committee Charter, the purpose of the committee is to assist the Board in identifying individuals to become Board members; determine the size and composition of the Board and its committees; monitoring Board effectiveness and implementing Corporate Governance Guidelines.

In furtherance of this purpose, this committee, among other things, shall:

•	Lead the search for individuals qualified to become members of the Board of Directors and develop criteria for board membership;

•	Make recommendations to the board concerning board nominees and stockholders proposals;

•	Develop, recommend and oversee the annual self evaluation process of the board and its committees;

•	Develop and annually review corporate governance guidelines applicable to Investors Bancorp;

•	Review and monitor the Board’s compliance with NASDAQ stock market listing standards for independence;

•	Review, in consultation with the Compensation and Benefits Committee, directors’ compensation and benefits.

In accordance with Corporate Governance Guidelines, the Committee considers all qualified director candidates identified by members of the Committee, by other members of the Board of Directors, by senior management and by stockholders. Stockholders recommending a director candidate to the Committee may do so by submitting the candidate’s name, resume and biographical information to the attention of the Chairman of this Committee in accordance with procedures listed in this proxy statement (also available on the Company’s website). All shareholder recommendations for director candidates the Chairman of the Committee receives in accordance with these procedures will be presented to the Committee for its consideration. The Committee’s recommendations to the Board are based on its determination as to the suitability of each individual, and the slate as a whole, to serve as directors of the Company.

Criteria for Election

The Company’s goal is to have a Board of Directors whose members have diverse professional backgrounds and have demonstrated professional achievement with the highest personal and professional ethics and integrity and whose values are compatible with those of the Company. Important factors considered in the selection of nominees for director include experience in positions that develop good business judgment, that demonstrate a high degree of responsibility, independence, and that show the individual’s ability to commit adequate time and effort to serve as a director.

Nominees should have a familiarity with the communities in which the Company operates, be involved in activities that do not create a conflict with his/her responsibilities to the Company and its stockholders, and have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a group, and not primarily a special interest group or constituency.

The Nominating and Corporate Governance Committee will also take into account whether a candidate satisfies the criteria for “independence” as defined in the NASDAQ Corporate Governance Listing Standards, and, if a candidate with financial and accounting expertise is sought for service on the Audit Committee, whether the individual qualifies as an Audit Committee financial expert.

Procedures for the Nomination of Directors by Stockholders

As previously indicated, the Nominating and Corporate Governance Committee has adopted procedures for the consideration of Board candidates submitted by stockholders. Stockholders can submit the names of candidates for director by writing to the Chair of the Nominating and Corporate Governance Committee, at Investors Bancorp, Inc., 101 JFK Parkway, Short Hills New Jersey 07078. The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

•	the qualifications of the candidate and why this candidate is being proposed;

•	the name and address of the nominating stockholder as he/she appears on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, address and contact information for the nominated candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between the candidate and the Company and between the candidate and any customer, supplier or competitor of the Company;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting of stockholders must comply with the procedural and informational requirements described in “Advance Notice Of Business To Be Conducted at an Annual Meeting.” The Company received no stockholder submission for Board nominees for this Annual Meeting.

Stockholder and Interested Party Communication with the Board

A stockholder of the Company, or an interested party, who wants to communicate with the Board or with any individual director can write to the Chair of the Nominating and Corporate Governance Committee at Investors Bancorp, Inc., 101 JFK Parkway, Short Hills, New Jersey 07078. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Chair will:

•	Forward the communication to the director(s) to whom it is addressed;

•	Handle the inquiry directly, for example where it is a request for information about the Company or it is a stock-related matter; or

•	Not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, the Chair of the Nominating and Corporate Governance Committee shall present a summary of all communications received since the last meeting and make those communications available to the directors upon request.

Code of Ethics and Business Conduct

The Board has adopted a code of ethics and business conduct for all employees and a code of ethics and business conduct for directors. These codes are designed to ensure the accuracy of financial reports, deter wrongdoing, promote honest and ethical conduct, the avoidance of conflicts of interest, and full and accurate disclosure and compliance with all applicable laws, rules and regulations. Both of these documents are available on the Company’s website at www.isbnj.com. Amendments to and waivers from the codes of ethics and business conduct will be disclosed on the Company’s website.

Transactions With Certain Related Persons

Federal laws and regulations generally require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. However, regulations also permit executive officers and directors to receive the same terms through benefit or compensation plans that are widely available to other employees, as long as the executive officer or director is not given preferential treatment compared to the other participating employees. Pursuant to such a program, loans have been extended to executive officers, which loans are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public. These loans do not involve more than the normal risk of collectability or present other unfavorable features. As of June 30, 2009, Investors Savings Bank had a loan in the amount of $614,000 to one named executive officer.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to Investors Bancorp. The provisions of the Sarbanes-Oxley Act of 2002 that prohibit loans do not apply to loans made by a depository institution, such as Investors Savings Bank, that is insured by the Federal Deposit Insurance Corporation and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Investors Bancorp’s and Investors Savings Bank’s officers are made in conformity with the Federal Reserve Act and Regulation O.

Audit Committee Matters

Audit Committee

The current members of the Audit Committee are: Messrs. Kirkpatrick (Chair), Dittenhafer, Manahan III, Petroski, Shepard III, Szabatin and Ms. Sigler. Each member of the Audit Committee is considered independent as defined in the NASDAQ corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board believes that John A. Kirkpatrick, the Chair of the Audit Committee, qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC.

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s Charter is posted on the “Governance Documents” section of the “Investor Relations” page of Investors Savings Bank’s website at www.isbnj.com.

As noted in Audit Committee Charter, the primary purpose of the Audit Committee is to assist the Board in overseeing:

•	The integrity of Investors Bancorp’s financial statements;

•	Investors Bancorp’s compliance with legal and regulatory requirements;

•	The independent auditor’s qualifications and independence;

•	The performance of Investors Bancorp’s internal audit function and independent auditor, and

•	Investors Bancorp’s system of disclosure controls and system of internal controls regarding finance, accounting, and legal compliance.

In furtherance of this purpose, this committee, among other things, shall:

•	Retain, oversee and evaluate a firm of independent registered public accountants to audit the annual financial statements;

•	Review the integrity of Investors Bancorp’s financial reporting processes, both internal and external, in consultation with the independent registered public accounting firm and the internal auditor;

•	Review the financial statements and the audit report with management and the independent registered public accounting firm;

•	Review earnings and financial releases and quarterly and annual reports filed with the Securities and Exchange Commission; and

•	Approve all engagements for audit and non-audit services by the independent registered public accounting firm.

The Audit Committee met five times during fiscal 2009. The Audit Committee reports to the Board of Directors on its activities and findings.

AUDIT COMMITTEE REPORT

Pursuant to rules and regulations of the Securities and Exchange Commission, this Audit Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Investors Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

Management has the primary responsibility for Investors Bancorp’s internal control and financial reporting process, and for making an assessment of the effectiveness of Investors Bancorp’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Investors Bancorp’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue an opinion on those financial statements, and for providing an attestation report on management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As part of its ongoing activities, the Audit Committee has:

•	reviewed and discussed with management, and the independent registered public accounting firm, the audited consolidated financial statements of Investors Bancorp for the fiscal year ended June 30, 2009;

•	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent registered public accounting firm its independence from Investors Bancorp.

Based on the review and discussions referred to above, the Audit Committee has recommended to Investors Bancorp’s Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2009 be included in Investors Bancorp’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission. In addition, the Audit Committee approved the re-appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2010, subject to the ratification of this appointment by the stockholders of Investors Bancorp.

Compensation and Benefits Committee Matters

Compensation and Benefits Committee

The current members of the Compensation and Benefits Committee are: Messrs. Manahan III (Chair), Dittenhafer, Kirkpatrick, Shepard III, Szabatin and Ms. Sigler. Each member of the Compensation and Benefits Committee is considered independent as defined in the NASDAQ corporate governance listing standards. The Compensation and Benefits Committee’s Charter is posted on the “Governance Documents” section of the “Investor Relations” page of the Investors Savings Bank’s website at www.isbnj.com. The Committee met seven times during fiscal 2009.

As noted in Compensation and Benefits Committee Charter, the purpose of the committee is to assist the Board in carrying out the Board’s overall responsibility relating to executive compensation, incentive compensation and equity and non equity based benefit plans.

In furtherance of this purpose, this committee, among other things, shall:

•	Review and recommend to the Board for approval the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	Review and recommend to the Board the evaluation process and compensation structure for the Company’s executive officers, coordinate compensation determinations and benefit plans for all employees of the Company;

•	Review the Company’s incentive compensation and other stock-based plans and make changes in such plans as needed;

•	Review, as appropriate and in consultation with the Nominating and Corporate Governance Committee, director compensation and benefits;

In addition to these duties the committee shall assist the Board in recruiting and succession planning.

The Compensation and Benefits Committee retains responsibility for all compensation recommendations to the Board of Directors as to the executive officers. The Compensation and Benefits Committee may utilize information and benchmarks from an independent compensation firm, and from other sources, to determine how executive compensation levels compare to those companies within or outside of the industry. The Compensation and Benefits Committee may review published data for companies of similar size, location and stage of development among other factors.

The basic elements of Investors Bancorp’s executive compensation program include base salary, annual cash incentives, equity incentives and certain other benefit arrangements, such as retirement programs. The Compensation and Benefits Committee shall review and recommend to the Board for its approval the compensation payable to the Chief Executive Officer based on corporate financial performance against established goals and the Chief Executive Officer’s individual performance. The Compensation and Benefits Committee establishes corporate performance goals and individual goals for the Chief Executive Officer at the beginning of the year, and members of the Compensation and Benefits Committee meet with the Chief Executive Officer during the year to review progress against the goals. The Compensation and Benefits Committee also sets performance goals for, and determines the compensation payable to, the executive officers, including the named executive officers. The Chief Executive Officer provides the Compensation and Benefits Committee with performance assessments and compensation recommendations for each of the other executive officers. The Compensation and Benefits Committee considers those recommendations in arriving at its determinations.

The Compensation and Benefits Committee selected and engaged the services of GK Partners, an independent compensation consultant, to assist it in evaluating executive compensation programs and in making determinations regarding executive officer compensation. The independent compensation consultant reports directly to the Compensation and Benefits Committee, is available to advise the Compensation and Benefits Committee and does not perform any services for Investors Bancorp’s management.

Compensation and Benefits Committee Interlocks and Insider Participation

Messrs. Dittenhafer, Kirkpatrick, Manahan III, Shepard III, and Szabatin served as members of the Compensation and Benefits Committee in fiscal 2009. None of these directors, has ever been an officer or employee of Investors Bancorp, is an executive officer of another entity at which one of Investors Bancorp’s executive officers serves on the Board of Directors, or had any transactions or relationships with Investors Bancorp in fiscal 2009 requiring specific disclosures under Securities and Exchange Commission rules. Ms. Sigler, who served as a member of the Compensation and Benefits Committee in fiscal 2009, is neither an executive officer of another entity at which one of Investors Bancorp’s executive officers serves on the Board of Directors, nor had transactions or relationships with Investors Bancorp in fiscal 2009 requiring specific disclosures under Securities and Exchange Commission rules, however, she was an officer of Investors Savings Bank prior to her retirement in 1999.

Executive Compensation

Compensation Discussion and Analysis

Executive Compensation Philosophy

Investors Bancorp’s executive compensation program is designed to offer competitive cash and equity compensation and benefits that will attract, motivate and retain highly qualified and talented executives who will help maximize Investors Bancorp’s financial performance and earnings growth. Investors Bancorp’s executive compensation program is also intended to align the interests of its executive officers with stockholders by rewarding performance against established corporate financial goals, and by motivating strong executive leadership and superior individual performance but structured in away that avoids the taking of excessive risk.

The compensation paid to each executive officer is based on the executive’s level of job responsibility, corporate financial performance measured against corporate financial targets, and an assessment of the executive’s individual performance. For more senior level executive officers, annual incentive compensation is linked in part to corporate financial performance because these executives are in leadership roles that can significantly impact corporate results.

The Compensation and Benefits Committee engages GK Partners as an independent compensation consultant. GK Partners has compared Investors Bancorp’s executive compensation program to peer group compensation data. The independent consultant provided the Compensation and Benefits Committee with relevant competitive cash and stock compensation information obtained from the proxy statement disclosures of a selected peer group of 14 banking institutions. These included thrift and banking institutions with assets of $2 billion to $54 billion, having an asset mix similar to Investors Bancorp and doing business in the Northeast region of the United States. This peer group may be modified from year-to-year as necessary based on mergers and acquisitions within the industry or other relevant factors. The peer group currently consists of the 14 banking institutions identified below. Based on this peer group comparison, base salaries and cash incentives for certain of the named executive officers are positioned above the median of the range of this peer group while other named executives were below the median. The Committee believes the base salaries and cash incentives for the named executives are appropriate because they reflect a combination of the sustained individual performance by the named executive officers, their experience and employment market conditions in this geographic market.

The peer group companies are:

Valley National Bancorp — NJ
Dime Community Bancshares, Inc. — NY
New Alliance Bancshares, Inc. — CT
Hudson City Bancorp, Inc. — NJ
Kearny Financial Corp. — NJ
NBT Bancorp, Inc. — NY
First Niagara Financial Group, Inc. — NY
OceanFirst Financial Corp. — NJ
New York Community Bank — NY
Northwest Bancorp, Inc. — PA
Provident Bankshares Corp. — NY
Provident Financial Services Inc. — NJ
Astoria Financial Corp. — NY
Webster Financial Corp. — CT

Elements of Executive Compensation for 2009

The Compensation and Benefits Committee used a total compensation approach in establishing executive compensation opportunities, consisting of base salary, annual cash incentive compensation, long-term incentive awards (such as stock option and restricted stock awards), a competitive benefits package, and perquisites.

Base Salary

Executive officer base salary levels are evaluated by the Compensation and Benefits Committee on an annual basis. In general, salary ranges are developed considering the competitive base salary information furnished to the Compensation and Benefits Committee by the independent consultant. Each executive officer’s base salary level is determined by the executive officer’s sustained individual performance, leadership, operational effectiveness, tenure in office, and experience in the industry and employment market conditions in this geographic market.

In establishing base salaries for calendar 2009, the Compensation and Benefits Committee considered Investors Bancorp’s financial performance, and peer group and market-based industry salary data provided by the independent consultant, as well as the factors identified above. Based on the analysis of the consultant which found that Messrs. Cummings and Cama base salaries were right in the area of the median peer group, the Committee decided not to increase these officers base salary for calendar 2009. The Compensation and Benefits Committee reviewed similar considerations for each of the other named officers and determined that increases were appropriate for Messrs. Spengler and Splaine. Mr. Kalamaras’ base salary was not increased for calendar 2009 due to his short tenure with the Company.

Annual Cash Incentive Plan

Annual cash incentive opportunities are provided to Investors Bancorp’s executives and other officers based upon the attainment of annual corporate financial targets and their individual performance. The Compensation and Benefits Committee assigns corporate financial targets and individual performance goals and a range of annual cash incentive award opportunities to each executive officer, or group of officers. The award opportunities are linked to specific targets and range of performance results for annual corporate financial performance and for attainment of certain individual goals.

The Compensation and Benefits Committee established, and the Board of Directors approved, the Annual Cash Incentive Plan which provides for a cash incentive payment upon the attainment of established corporate financial targets and individual performance goals. The Committee feels strongly that executive compensation should be formally tied to the attainment of certain corporate financial targets and individual performance goals to more closely align the executive’s performance with providing value for its stockholders, however structured so as to avoid taking of excessive risk. The cash incentive payments made under the Annual Cash Incentive Plan during fiscal 2009 were based on the Company’s 2008 calendar year financial performance for net income and efficiency ratio. A portion of the payment of incentive compensation payable to each executive officer was also based on that executive’s performance against his 2008 individual performance goals and could be made whether or not the corporate financial targets were met.

For Messrs. Cummings and Cama, 90% of the incentive payment was based on Investors Bancorp’s financial performance against the corporate financial targets and 10% on meeting personal goals. For Mr. Spengler, 50% of the incentive payment was based on Investors Bancorp’s financial performance against the corporate financial targets and 50% was based on his individual performance against his individual performance goals and for Mr. Splaine, 75% of the incentive payment was based on Investors Bancorp’s financial performance against the corporate financial targets and 25% was based on his individual performance against his individual performance goals. Mr. Kalamaras was eligible to receive an incentive payment for the portion of the year he was employed by the Company. The Committee established the following Corporate Targets for calendar 2008:

		Threshold	Target	Maximum
Metric	Weighting	(88%)	(100%)	(112%)

Net Income	90%	$15 million	$17 million	$19 million
Efficiency Ratio	10%	79.0%	77.0%	75.0%

The Annual Cash Incentive Plan established that cash incentive payments would be made if the Company’s 2008 calendar year financial performance met or exceeded 88% of the corporate financial targets (“Threshold”). For Messrs. Cummings and Cama incentive cash awards were a minimum of 13.5% of base salary upon the achievement of Threshold levels increasing to 35% of base salary for Maximum achievement. For Spengler incentive cash awards ranged from 5% of base salary to 35% of base salary for Maximum achievement. For Messrs. Splaine and Kalamaras incentive cash awards ranged from 7.5% of base salary to 30% of base salary.

As a result of the extraordinary market turmoil and the write down of certain securities, we did not achieve the corporate financial goals. The Compensation and Benefits Committee, at its discretion, reviewed the extraordinary progress and accomplishments of the Company in 2008 and determined, with the support of its consultant, to award the cash incentive as if the maximum corporate financial goals had been met. As a result of the Compensation and Benefits Committee’s determination, and the assessment of executive officer’s individual performance, the following cash incentive payments were made in fiscal 2009 under the Annual Cash Incentive Plan.

2008 Annual Cash Incentive Plan Payments

Cash
Executive Officer	Incentive ($)

Kevin Cummings	271,250
Domenick A. Cama	175,000
Richard S. Spengler	96,251
Thomas F. Splaine, Jr.	59,625
Paul Kalamaras	26,308

Stock Option and Stock Award Program.  At the October 24, 2006 Annual Meeting, the stockholders approved the Investors Bancorp, Inc. 2006 Equity Incentive Plan. Under this plan, individuals may receive awards of common stock and grants of options to purchase common stock. The Compensation and Benefits Committee believes that officer stock ownership provides a significant incentive in building stockholder value by further aligning the interests of officers and employees with stockholders. The importance of this component of compensation increases as Investors Bancorp’s common stock appreciates in value. In addition, stock option grants and stock awards generally vest over five years, thereby aiding retention.

In November 2009, Mr. Kalamaras received an award of 60,000 shares of common stock and a grant of 140,000 options. During fiscal 2009, there were no other awards of common stock or grants of options to purchase common stock made to executive officers of the Company. As of June 30, 2009, a total of 3,455,000 options and 1,245,000 shares of restricted stock have been granted to officers and employees and service vendors of the Company. These totals represent 87% of the stock options and 78% of the restricted shares available to management for granting purposes.

Benefits.  Investors Bancorp provides its executives with medical and dental, disability insurance and group life insurance coverage consistent with the same benefits provided to all of its full-time employees. Similarly, the named executive officers are participants in the Employee Stock Ownership Plan and 401(k) Plan offered to all full-time employees. Additionally, Investors Savings Bank sponsors a long-term care program for certain of its executive officers, directors, senior vice presidents and their spouses or spousal equivalents. Executive and senior officers become eligible to participate in the long-term care program upon attainment of their eligible position. Each individual policy is owned by the covered person. Investors Savings Bank pays all premiums under the long term care program but will stop paying premiums in the event of the participant’s (i) termination for cause, (ii) retirement, (iii) relocation outside of the country, or (iv) death. Spousal coverage will be terminated upon (i) a participant’s termination or retirement, (ii) divorce from the participant, (iii) the participant no longer qualifying for coverage, (iv) the spouse’s permanent relocation outside of the country, or (v) death. Eligible participants who cannot be insured through an insurance company under the long-term care program will be self-insured by Investors Savings Bank.

Supplemental ESOP and Retirement Plan.  Investors Savings Bank maintains the Supplemental ESOP and Retirement Plan (the “Plan”). The Plan was amended and restated effective as of July 1, 2007, in order to comply with final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is intended to compensate executives participating in the Investors Savings Bank Retirement Plan (the “Retirement Plan”) and the Investors Savings Bank Employee Stock Ownership Plan (the “ESOP”) whose contributions or benefits are limited by Sections 415 or 401(a)(17) of the Code. As of June 30, 2009, Messrs. Cummings, Cama, Spengler and Splaine were participants in the Plan. The Plan provides benefits attributable to participation in the Retirement Plan equal to the excess, if any, of the vested accrued benefit to which the executive would be entitled under the Retirement Plan, determined without regard to the limitation of Sections 415 or 401(a)(17) of the Code, over the vested accrued benefit to which the executive is actually entitled under the Retirement Plan, taking into account the limits of Sections 415 and 401(a)(17) of the Code (the “Supplemental Retirement Plan Benefit”). The Plan also provides benefits attributable to participation in the ESOP equal to the difference between the allocation of shares of stock the executive would have received under the ESOP without regard to the tax law limitations, and the number of shares of stock that are actually allocated as a result of the tax law limits (the “Supplemental ESOP Benefit”). The Supplemental ESOP Benefit under the Plan will be credited in phantom shares of stock. Each year, the dollar amount of earnings on the phantom shares deemed allocated to each participant’s account will be converted into phantom shares and credited to each participant’s account.

The executive’s vested interest in the Supplemental Retirement Plan Benefit and in the Supplemental ESOP Benefit under the Plan will be based on a 5 year “cliff vesting” schedule where participants with less than 5 years of employment will be 0% vested in their benefits, and will become 100% vested upon the completion of 5 years of employment. In the event of a participant’s “separation from service” (as defined under Section 409A of the Code) prior to attainment of age 55, the participant’s accrued Supplemental Retirement Plan Benefits shall be paid in a single lump sum payment within thirty (30) days of the participant’s separation from service. In the event of separation from service after age 55, the participant’s Supplemental Retirement Plan Benefits shall be payable upon the participant’s early or normal retirement (as defined in the Plan) in the form elected by the participant subject to the requirements of Section 409A of the Code. In the event of a participant’s separation from service within 2 years following a change in control (as defined in the Plan), the participant shall receive his Supplemental Retirement Plan Benefit in a lump sum within 30 days after his separation from service. Supplemental ESOP Benefits under the Plan will be payable in cash upon the executive’s “separation from service” (as defined under Section 409A of the Code), disability or death, subject to the requirements of Section 409A of the Code.

Executive Supplemental Retirement Wage Replacement Plan.  Investors Savings Bank maintains an Executive Supplemental Retirement Wage Replacement Plan (the “Wage Replacement Plan”) that was amended and restated effective May 1, 2007, in order to comply with the final regulations under Section 409A of the Code. The Wage Replacement Plan is designed to provide certain named executives with annual income generally equal to 60% of such executive’s highest average annual base salary and bonus (over a consecutive

36-month period within the last 120 consecutive calendar months of employment) reduced by the sum of the benefits provided under the existing tax-qualified defined benefit pension plan and the annuitized value of his or her benefits payable from the defined benefit portion of the Supplemental ESOP and Retirement Plan sponsored by Investors Savings Bank. Upon “separation from service” (as defined in the Wage Replacement Plan) at or after the normal retirement date (age 65) with at least 120 months of employment, a participant is entitled to a normal retirement annual benefit equal to 60% of the participant’s high three-year average salary and bonus, commencing on the first day of the month after separation from service, or if the participant is a specified employee (as defined in the Wage Replacement Plan), commencing on the first day of the 7th month after separation from service, payable in the form elected by the participant. If the participant retires after the normal retirement date, but before completion of 120 months of employment, his or her annual retirement benefit at the normal retirement age will be equal to the normal retirement annual benefit multiplied by the ratio that the participant’s actual months of employment bears to 120 months. The retirement benefit calculated under the Wage Replacement Plan is reduced by the sum of the annuitized value of the benefits provided under the tax-qualified defined benefit pension plan and the annuitized value of the benefit payable to the participant under the defined benefit portion of the Supplemental ESOP and Retirement Plan.

Upon separation from service on or after attaining age 55, the participant’s accrued benefit payable as an early retirement benefit will be equal to the benefit at the normal retirement age, reduced by 2% for each year prior to age 65; however, if the participant separates from service on or after attaining age 55 with 25 years of vesting service, his or her accrued benefit will not be reduced. In the event of a participant’s separation from service coincident with or within two (2) years following a change in control, the participant will be entitled to a benefit calculated as an early retirement benefit or a normal retirement benefit, as applicable. For these purposes, a participant with less than 120 months of employment will be entitled to a benefit calculated as if the participant had 120 months of employment and, a participant who has not yet attained age 55 will be deemed to have attained age 55.

A participant may defer payment of his or her benefits, in which case his or her annual retirement benefit payable at age 65 will be increased by 0.8% for each month of deferment after age 65. If a participant dies while in active service, a survivor benefit, calculated as if the participant had lived until his normal retirement date, will be payable to the participant’s beneficiary. Upon termination of employment due to disability, the participant will be entitled to a disability retirement benefit at age 65.

At June 30, 2009, Messrs. Cummings and Cama were participants in the Wage Replacement Plan.

Perquisites.  The Compensation and Benefits Committee believes that perquisites should be provided on a limited basis, and only to the most senior level of executive officers. The following perquisites are currently provided for Messrs. Cummings, Cama and Spengler: club membership, automobile allowance, long term care insurance and eligibility for an annual medical examination; and for Mr. Splaine: long term care insurance and eligibility for an annual medical examination.

Elements of Post-Termination Benefits

Employment Agreements.  Investors Bancorp entered into employment agreements with each of Messrs. Cummings and Cama. The agreements were amended and restated effective as of August 18, 2008, in order to conform to the requirements of Code Section 409A and the regulations promulgated thereunder. Each of these agreements has an initial term of three years. Unless notice of non-renewal is provided, the agreements renew annually. The executive’s employment may be terminated for just cause at any time, in which event the executive would have no right to receive compensation or other benefits for any period after termination.

Each of the executives is entitled to severance payments and benefits in the event of his or her termination of employment under specified circumstances. In the event the executive’s employment is terminated for reasons other than for just cause, disability or retirement, provided that such termination of employment constitutes a “separation from service” under Code Section 409A, or in the event the executive resigns during the term of the agreement following (1) the failure to elect or reelect or to appoint or reappoint the executive to his executive position, (2) a material change in the executive’s functions, duties, or responsibilities, which change would cause the executive’s position to become one of lesser responsibility, importance or scope, (3) the liquidation or dissolution of Investors Bancorp or Investors Savings Bank, other than a liquidation or dissolution caused by a reorganization that does not affect the status of the executive, (4) a change in control of Investors Bancorp or (5) a material breach of the employment agreement by Investors Bancorp, the executive would be entitled to a severance payment equal to three times the sum of the executive’s base salary and the highest rate of bonus awarded to the executive during the prior three years, payable in a lump sum. In addition, the executive would be entitled to, at Investors Bancorp’s sole expense, the continuation of nontaxable life and medical, dental and disability coverage for 36 months after termination of employment. The executive would also receive a lump sum payment of the excess, if any, of the present value of the benefits he would be entitled to under the defined benefit pension plan if he had continued working for Investors Bancorp for 36 months over the present value of the benefits to which he is actually entitled as of the date of termination.

Should the executive become disabled, Investors Bancorp would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive. In the event the executive dies while employed by Investors Bancorp, the executive’s estate will be paid the executive’s base salary for one year and the executive’s family will be entitled to continuation of medical and dental benefits for one year after the executive’s death. The employment agreement terminates upon retirement (as defined therein), and the executive would only be entitled to benefits under any retirement plan of Investors Bancorp and other plans to which the executive is a party.

The employment agreements also provide for indemnification against any excise taxes which may be owed by the executive for any payments made in connection with a change in control that would constitute “excess parachute payments” under Section 280G of the Internal Revenue Code. The indemnification payment would be the amount necessary to ensure that the amount of such payments and the value of such benefits received by the executive equals the amount of such payments and the value of such benefits the executive would have received in the absence of such excise tax, including any federal, state and local taxes on Investors Bancorp’s payment to the executive attributable to such taxes.

Investors Bancorp has also entered into an employment agreement with Messrs. Spengler, Splaine and Kalamaras and three other senior officers, and each of these agreements have a two-year term. Unless notice of non-renewal is provided, the agreements renew annually. The officer’s employment may be terminated for just cause at any time, in which event the officer would have no right to receive compensation or other benefits for any period after termination. In the event the officer’s employment is terminated (for reasons other than for just cause, disability or retirement) or in the event the officer resigns during the term of the agreement for any of the same reasons as specified under the three-year employment agreements referenced above, the officer would be entitled to a severance payment equal to 1.5 times his highest rate of base salary and the highest rate of bonus awarded to the officer during the prior two years, payable in a lump sum. In addition, the officer would be entitled, at Investors Bancorp’s sole expense, to the continuation of life, nontaxable medical, dental and disability coverage for 18 months after termination of employment. The officer would also receive a lump sum payment of the excess, if any, of the present value of the benefits he or she would be entitled to under the defined benefit pension plan if he or she had continued working for Investors Bancorp for 18 months over the present value of the benefits to which he or she is actually entitled as of the date of termination. The officer would be entitled to no additional benefits under the employment agreement upon retirement at age 65. In the event payments to the officer include an “excess parachute payment” as defined in the Internal Revenue Code, payments would be reduced in order to avoid this result. Should the executive become disabled, Investors Bancorp would continue to pay the executive his base salary for the longer of the remaining term of the agreement or one year, provided that any amount paid to the executive pursuant to any disability insurance would reduce the compensation he would receive.

ISB Mortgage Company, LLC has employment agreements with its two executive officers. In the event of termination of the employment agreement by ISB Mortgage Company, LLC, the employee will be entitled to all accrued but unpaid salary, incentive compensation and bonus. In the event the employee is terminated for good cause or in the event of voluntary termination by the employee, the employee will receive his accrued but unpaid salary.

Change-in-Control Agreements.  Investors Bancorp entered into change-in-control agreements with certain officers at the level of vice president that are not parties to an employment agreement, which would provide certain benefits in the event of a termination of employment following a change in control of Investors Bancorp or Investors Savings Bank. Each of the change-in-control agreements provides for a term of two years. Commencing on each anniversary date of the effective date of the change-in-control agreements, the agreements renew for an additional year so that the remaining term will be two years, subject to termination by the Board of Directors or notice of non-renewal. The change-in-control agreements enable Investors Bancorp to offer to designated officers certain protections against termination without just cause in the event of a change in control (as defined in the agreements).

Following a change in control of Investors Bancorp or Investors Savings Bank, the officer is entitled under the agreement to a payment if the officer’s employment is terminated during the term of such agreement, other than for just cause, or if the officer voluntarily terminates employment during the term of such agreement as a result of a demotion, loss of title, office or significant authority (in each case, other than as a result of the fact that either Investors Savings Bank or Investors Bancorp is merged into another entity in connection with a change in control and will not operate as a stand-alone, independent entity), reduction in his or her annual compensation or benefits, or relocation of his or her principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event an officer who is a party to a change-in-control agreement is entitled to receive payments pursuant to the change-in-control agreement, he will receive a cash payment equal to 1.5 times the sum of (i) his or her highest rate of base salary and, (ii) the highest rate of bonus awarded to the officer during the prior three years, payable in a lump sum. In addition to the cash payment, each covered officer is entitled to receive life and non-taxable medical and dental coverage for a period of 18 months from the date of termination. Notwithstanding any provision to the contrary in the change-in-control agreement, payments are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Other Matters

Executive Stock Ownership Requirements.  The Board believes Executive Officers (defined as the Chief Executive Officer and Executive Vice Presidents) should have a financial investment in the Company to further align their interests with stockholders. Executive Officers are expected to own at least $100,000 in common stock value (excluding stock options), except for the Chief Executive Officer, who is expected to own at least $500,000 in common stock value, within four years of becoming an officer. Each of the named executives currently meets or exceeds these requirements.

Tax Deductibility of Executive Compensation.  Under Section 162(m) of the Internal Revenue Code, companies are subject to limits on the deductibility of executive compensation. Deductible compensation is limited to $1 million per year for each executive officer listed in the summary compensation table. Compensation that is “performance-based” under the Internal Revenue Code’s definition is exempt from this limit. Stock option grants are intended to qualify as performance-based compensation.

The Compensation and Benefits Committee currently does not have a formal policy with respect to the payment of compensation in excess of the deduction limit. The Compensation and Benefits Committee’s practice is to structure compensation programs offered to the named executive officers with a view to maximizing the tax deductibility of amounts paid. However, in structuring compensation programs and making compensation decisions, the Committee considers a variety of factors, including the Company’s tax position, the materiality of the payment and tax deductions involved and the need for flexibility to address unforeseen circumstances and the Company’s incentive and retention requirement for its management personnel. After considering these factors, the Committee may decide to authorize payments, all or part of which would be nondeductible for federal tax purposes.

COMPENSATION AND BENEFITS COMMITTEE REPORT

Pursuant to rules and regulations of the Securities and Exchange Commission, this Compensation and Benefits Committee Report shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Investors Bancorp specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the

Securities and Exchange Commission subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended.

The Compensation and Benefits Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Executive Compensation

The following table sets forth for the fiscal year ended June 30, 2009 certain information as to the total remuneration paid to named executive officers.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Nonqualified
					Non-equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal			Awards	Awards	Compensation	Earnings	Compensation
Position	Fiscal Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)(6)

Kevin Cummings,	2009	775,000	381,250	375,342	135,625	493,000	62,205	2,222,422
President and Chief	2008	703,766	381,250	375,258	246,318	295,869	59,126	2,061,587
Executive Officer	2007	632,532	235,104	231,435	219,726	194,987	66,524	1,580,308
Domenick Cama,	2009	500,000	335,500	333,642	87,500	344,000	60,565	1,661,207
Executive Vice	2008	437,500	335,500	333,558	153,125	156,276	63,847	1,479,806
President and Chief Operating Officer	2007	375,000	206,892	205,720	130,266	137,411	51,075	1,106,364
Richard Spengler,	2009	295,002	239,120	163,464	48,126	103,000	51,479	900,191
Executive Vice	2008	245,004	239,120	163,464	80,377	32,552	40,512	801,029
President and Chief Lending Officer	2007	215,004	150,467	102,860	64,260	26,000	41,542	600,133
Thomas Splaine,	2009	226,000	209,230	143,031	29,813	20,600	40,641	669,315
Senior Vice	2008	191,002	209,230	143,031	53,720	6,400	28,279	631,662
President and Chief Financial Officer
Paul Kalamaras,	2009	207,692	99,065	68,748	26,308	—	1,773	403,586
Senior Vice President

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30th, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2009 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, for the fiscal year ended June 30th, in accordance with FAS 123(R), of stock option awards pursuant to the 2006 Equity Incentive Plan. Assumptions used in the calculation of this amount are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2009 included in Investors Bancorp’s Annual Report on Form 10-K.

(3)	Bonuses are paid under our Annual Cash Incentive Plan based on calendar year performance. The amounts reported in this column for our 2009 fiscal year represent the bonus paid under our Annual Cash Incentive Plan for the six months of our fiscal year occurring in the 2008 calendar year only. The bonus earned for the first six months of 2009 will be determined at the end of the 2009 calendar year, and therefore is not calculable at this time. The amounts reported in this column for our 2008 and 2007 fiscal year represent the bonuses earned by the named executive officers in the twelve month period representing each such fiscal year. These numbers have been increased from that reported in our proxy statements for each of the 2008 and 2007 fiscal year to take into consideration the full twelve months’ bonus.

(4)	For each fiscal year represented, the amount in this column reflects the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) from the measurement date (June 30) in the immediately preceding fiscal year to the measurement date in such fiscal year, determined using the interest rate and mortality rate assumptions consistent with those used in Investors’ Bancorp’s financial statements. The amount reported may include amounts in which the named executive officer is not yet vested.

(5)	The amounts in this column represents all other compensation not properly reported in prior columns in this table, including perquisites the aggregate value of which exceeds $10,000 and employer contributions to defined contribution plans. See the “All Other Compensation” and “Perquisites” tables below for a breakdown of these amounts.

(6)	The amount reported as “Total” compensation for our 2008 and 2007 fiscal year has been increased from that reported in the 2008 and 2007 annual proxy statements to reflect the full bonus paid during the applicable fiscal year under the “Non-equity Incentive Plan Compensation” column.

ALL OTHER COMPENSATION

			Dividends	Company
		Perquisites	on	Contribution
		and Other	Unvested	on Employee	Company
		Personal	Stock	Medical and	Contributions
		Benefits	Awards	Insurance	to ESOP and
Name	Fiscal Year	($)	($)	Benefits ($)(1)	401(k) Plans ($)	Total ($)

Kevin Cummings	2009	19,288	—	13,488	29,429	62,205
	2008	16,697	—	11,863	30,566	59,126
	2007	17,949	—	6,875	41,700	66,524
Domenick A. Cama	2009	19,831	—	11,805	28,929	60,565
	2008	19,525	—	12,756	31,566	63,847
	2007	9,492	—	5,659	35,924	51,075
Richard S. Spengler	2009	8,694	—	13,256	29,529	51,479
	2008	5,355	—	4,991	30,166	40,512
	2007	3,131	—	4,109	34,302	41,542
Thomas F. Splaine, Jr.	2009	—	—	12,682	27,959	40,641
	2008	—	—	1,471	26,808	28,279
Paul Kalamaras	2009	—	—	1,773	—	1,773

(1)	Excluded from this amount are medical and dental benefits for fiscal 2007 and July 1, 2007 through November 30, 2007 of fiscal 2008 as Investors Savings Bank paid for those benefits on a claims submitted basis during that time.

PERQUISITES

						Total
						Perquisites
			Long		Executive	and Other
		Automobile	Term	Club	Health	Personal
	Fiscal	Allowance	Care	Dues	Exam	Benefits
Name	Year	($)	($)	($)	($)	($)

Kevin Cummings	2009	10,023	8,107	1,158	—	19,288
	2008	4,528	8,243	576	3,350	16,697
	2007	9,124	8,270	555	—	17,949
Domenick A. Cama	2009	6,272	9,899	1,060	2,600	19,831
	2008	6,791	9,899	900	1,935	19,525
	2007	6,524	2,066	902	—	9,492
Richard S. Spengler	2009	4,760	3,131	803	—	8,694
	2008	1,184	3,131	1,040	—	5,355
	2007	—	3,131	—	—	3,131
Thomas F. Splaine, Jr.	2009	—	—	—	—	—
	2008	—	—	—	—	—
Paul Kalamaras	2009	—	—	—	—	—

Plan-Based Awards.  The following table sets forth certain information as to grants during fiscal 2009 of plan-based awards to the named executive officers under the Annual Cash Incentive Plan.

GRANTS OF PLAN BASED AWARDS TABLE FOR FISCAL YEAR 2009

		Estimated Future Payouts			All Other Stock	All Other Option		Grant Date Fair
		Under Non-Equity			Awards Number	Awards: Number	Exercise or	Value of Stock
		Incentive Plan Awards(1)			of Shares	of Securities	Base Price of	and Option
		Threshold	Target	Maximum	or Units	Underlying Options	Option Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	($/Sh)	($)

Kevin Cummings	2/17/2009	319,223	390,832	465,000	—	—	—	—
Domenick A. Cama	2/17/2009	171,625	210,125	250,000	—	—	—	—
Richard S. Spengler	2/17/2009	90,090	107,730	126,000	—	—	—	—
Thomas F. Splaine	2/17/2009	64,848	74,256	84,000	—	—	—	—
Paul Kalamaras	2/17/2009	64,848	74,256	84,000	60,000	140,000	$13.69	1,391,200

(1)	Estimated future payouts under non-equity incentive plan awards assume 100% achievement of individual personal performance goals.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of June 30, 2009 for the named executive officers.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2009

	Option Awards					Stock Awards
							Market
							Value of
		Number of	Number of			Number of	Shares or
		Securities	Securities			Shares or	Units of
		Underlying	Underlying	Option		Units of	Stock That
		Unexercised	Unexercised	Exercise	Option	Stock That	Have Not
		Options (#)	Options (#)	Price	Expiration	Have Not	Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date(1)	Vested (#)	($)(2)

Kevin Cummings	11/20/06	180,000	270,000	15.25	11/20/16	75,000	690,000
Domenick A. Cama	11/20/06	160,000	240,000	15.25	11/20/16	66,000	607,200
Richard S. Spengler	11/20/06	80,000	120,000	15.25	11/20/16	48,000	441,600
Thomas F. Splaine, Jr.	11/20/06	70,000	105,000	15.25	11/20/16	42,000	386,400
Paul Kalamaras	11/18/08	—	140,000	13.69	11/18/18	60,000	552,000

(1)	Stock options expire if unexercised 10 years after the grant date.

(2)	This amount is based on the fair market value of Investors Bancorp common stock on June 30, 2009 of $9.20.

Option Exercised And Stock Vested

None of the Company’s named executive officers exercised any stock options during the fiscal year ended June 30, 2009.

Defined Benefit Pension Plan.  Investors Savings Bank participates in the Pentegra Defined Benefit Plan for Financial Institutions, formerly known as the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan (the “Retirement Plan”). All employees age 21 or older who have completed one year of employment with Investors Savings Bank are eligible for participation in the Retirement Plan; however, only employees who have been credited with 1,000 or more hours of service with Investors Savings Bank are eligible to accrue benefits under the Retirement Plan. Investors Savings Bank annually contributes an amount to the plan necessary to satisfy the minimum funding requirements established under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

The retirement benefit formula under the Retirement Plan provides for a nonintegrated unit accrual formula with an annual accrual rate of 1.25% of the participant’s high 5-year average salary with a 30-year salary cap. A participant’s average annual compensation is the average annual compensation over the

5 consecutive calendar years out of the last 10 calendar years in which the participant’s compensation was the greatest, or over all calendar years if less than 5.

The regular form of retirement benefit is a straight life annuity (if single) and a joint and survivor annuity (if married). However, various alternative forms of joint and survivor annuities may be selected instead. If a participant dies while in active service and after having become fully vested, a qualified 100% survivor benefit will be payable to the participant’s beneficiary. Benefits payable upon death may be paid in a lump sum, installments, or in the form of a life annuity. Upon termination of employment due to disability, the participant will be entitled to a disability retirement benefit at age 65.

The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the pension plan determined using interest rate and mortality rate assumptions consistent with those used in Investors Bancorp’s financial statements.

PENSION BENEFITS AT OR FOR THE YEAR ENDED JUNE 30, 2009

		Number of Years	Present Value
		Credited Service	of Accumulated	Payments During Last
Name	Plan Name	(#)(1)	Benefit ($)(2)	Fiscal Year ($)

Kevin Cummings	Investors Savings Bank	5	125,000	—
	Pension Plan
	Supplemental Retirement and Wage Replacement Plan		961,000	—
Domenick A. Cama	Investors Savings Bank	18.5	302,000	—
	Pension Plan
	Supplemental Retirement and Wage Replacement Plan		517,000	—
Richard S. Spengler	Investors Savings Bank	25	256,000	—
	Pension Plan
	Supplemental Retirement and Wage Replacement Plan		15,000	—
Thomas F. Splaine, Jr.	Investors Savings Bank	3.5	30,000	—
	Pension Plan
	Supplemental Retirement and Wage Replacement Plan		3,000	—
Paul Kalamaras(3)	Investors Savings Bank	—	—	—
	Pension Plan
	Supplemental Retirement and Wage Replacement Plan		—	—

(1)	The number of years of credited service represents all years of service including years following the change in benefit formula for the Investors Savings Bank Pension Plan on January 1, 2006. For Messrs. Cama and Spengler credited service years include qualified years served at other financial institutions that participated in the Financial Institutions Retirement Fund.

(2)	The figures shown are determined as of the plan’s measurement date of June 30, 2009 for purposes of Investors Bancorp, Inc.’s audited financial statements. For mortality, discount rate and other assumptions used for this purpose, please refer to note 13 in the audited financial statements included in the 2009 Annual Report on Form 10-K. The aggregate balance reported for the Supplemental Retirement and Wage Replacement Plan is the value of account balances under Supplemental Executive Retirement Plan and the Wage Replacement Plan.

(3)	Mr. Kalamaras was hired in August 2008 and has not met the eligibility requirements of the Plan.

Nonqualified Deferred Compensation.  The following table sets forth information with respect to the nonqualified deferred compensation plans at and for the year ended June 30, 2009 for the named executive officers.

NONQUALIFIED DEFERRED COMPENSATION AT OR FOR THE YEAR ENDED JUNE 30, 2009

				Aggregate		Aggregate
		Executive	Registrant	Earnings		Balance
		Contributions	Contributions	in Last	Aggregate	at Last
		in Last	in Last	Fiscal	Withdrawals/	Fiscal
		Fiscal Year	Fiscal Year	Year	Distributions	Year-End
Name	Plan Name	($)	($)(1)	($)(2)	($)	($)(3)

Kevin Cummings	Supplemental ESOP Plan	—	64,318	(59,157)	—	136,772
Domenick A. Cama	Supplemental ESOP Plan	—	33,080	(24,013)	—	55,060
Richard S. Spengler	Supplemental ESOP Plan	—	8,120	(3,312)	—	7,361
Thomas F. Splaine, Jr.	Supplemental ESOP Plan	—	1,303	(410)	—	892
Paul Kalamaras	Supplemental ESOP Plan	—	—	—	—	—

(1)	The value of the non-qualified Supplemental ESOP contribution made in fiscal 2009 is based on the fair market value of Investors Bancorp common stock on December 31, 2008 of $13.43.

(2)	The aggregate earnings for the non-qualified Supplemental ESOP Plan reflect the change in value of phantom shares issued in fiscal 2009 based on the fair market value of Investors Bancorp common stock in June 30, 2009 of $9.20.

(3)	The aggregate balances reported for the Supplemental ESOP Plan are based on the market value of Investors Bancorp common stock on June 30, 2009 of $9.20.

Potential Payments Upon Termination or Change in Control.  Investors Bancorp has entered into three-year employment agreements with Messrs. Cummings and Cama, and a two-year employment agreement with Messrs. Spengler and Splaine. The tables below reflect the amount of compensation to each of the named executive officers of Investors Bancorp pursuant to such individual’s employment agreement, as applicable, in the event of termination of such executive’s employment. No payments are required due to a voluntary termination under the employment agreements (prior to a change in control). The amount of compensation payable to each named executive officer upon involuntary termination (other than for cause), termination following a change of control and in the event of disability (with respect to employment agreements) is shown below. The amounts shown assume that such termination was effective as of June 30, 2009, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The amounts shown relating to unvested options and stock awards are based on the fair market value of Investors Bancorp common stock on June 30, 2009 of $9.20. Using that fair market value, all unvested options have no value. The actual amounts to be paid out can only be determined at the time of such executive’s separation from Investors Bancorp.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF JUNE 30, 2009

	Mr. Cummings	Mr. Cama	Mr. Spengler	Mr. Splaine	Mr. Kalamaras

Retirement(1)
Retiree Health/Life Insurance	—	—	—	—	—
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Early Retirement(1)
Retiree Health/Life Insurance	—	—	—	—	—
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Disability
Salary Continuation(2)	1,323,304	635,804	248,293	185,796	185,796
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	690,000	607,200	441,600	386,400	552,000
Other benefits(3)	12,647	13,497	9,940	8,375	1,921
Death
Salary Continuation	775,000	500,000	315,000	240,000	240,000
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	690,000	607,200	441,600	386,400	552,000
Other benefits(3)	13,057	13,054	13,057	13,057	149
Discharge w/o Cause or Resignation w/Good Reason — no Change in Control
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	—	—	—	—	—
Salary and Cash Incentive	3,138,750	2,025,000	616,877	449,438	399,461
Other benefits(3)	42,842	74,034	29,193	23,630	4,265
Excess Pension Benefit	1,093,518	533,248	40,835	17,311	17,311
Discharge w/o Cause or Resignation w/Good Reason — Change in Control — related
Stock Option Vesting	—	—	—	—	—
Restricted Stock Vesting	690,000	607,200	441,600	386,400	552,000
Salary and Cash Incentive	3,138,750	2,025,000	616,877	449,438	399,461
Other benefits(3)	42,842	74,034	29,193	23,630	4,265
Excess Pension Benefit	1,093,518	533,248	40,835	17,311	17,311
Tax Indemnification Payment	389,540	335,113	—	—	—

(1)	As of June 30, 2009, none of the named executives were eligible for early retirement or retirement.

(2)	Upon disability, the named executive is entitled to three years salary. Such benefit is reduced by the amount paid by the insurance companies under disability policies.

(3)	Other benefits include amounts for benefits in effect prior to termination; life, medical, dental, disability and long term care, and is calculated based on the terms specified in the employment agreements.

(4)	The employment agreements in effect provide that Investors Bancorp will pay the excess, if any of: the present value of benefits to which the named executive would be entitled to under the defined benefit plans if he had continued working for the company for, 36 months in the case if Messrs. Cummings and Cama, and 18 months for Messrs. Spengler, Splaine and Kalamaras, and the present value of the benefits which he is actually entitled.

Director Compensation

Elements of Director Compensation

Director Fees.  Each of the individuals who serve as a director of Investors Bancorp also serves as a director of Investors Savings Bank. The non-employee directors of Investors Bancorp and Investors Savings Bank are compensated separately for service on each entity’s board. Each non-employee director of Investors

Bancorp is paid a monthly retainer of $2,000 ($4,000 per month for the Chairman), and $1,500 for each committee meeting attended ($2,500 for the Audit Committee). The Chairman of the Audit Committee is paid an annual retainer of $10,000. The Chairman of the Compensation and Benefits Committee and the Chairman of the nominating and Corporate Governance Committee are each paid an annual retainer of $8,500. Each non-employee director of Investors Savings Bank is paid a monthly retainer of $4,000 ($8,000 per month for the Chairman) and $2,100 for each Board meeting attended ($4,200 per meeting for the Chairman).

Stock Option and Stock Award Program.  At the October 24, 2006 Annual Meeting, the stockholders approved the Investors Bancorp, Inc. 2006 Equity Incentive Plan. The Compensation and Benefits Committee engaged GK Partners, an independent compensation consultant, in fiscal 2007 to assess the Committee’s recommendations for granting stock options and restricted stock awards to non-employee directors. In determining the amount of restricted stock awards and stock options non-employee directors would receive, the Compensation and Benefits Committee considered the Board’s role in setting the strategic direction for the Company, most notably, their role in completing the conversion to a public company in 2005. The Committee also considered the directors’ past contributions, their industry knowledge, their financial expertise and the role they would play in the Company’s future. The Committee also reviewed survey data regarding awards made to directors of other companies that had undertaken a mutual to stock public offering. GK Partners concluded that the Committee’s recommendations for the awards were fair and reasonable and intended to align the economic interest of the directors with that of other shareholders consistent with prevailing director compensation practices in the competitive marketplace for similarly situated public companies.

On November 20, 2006 the Compensation and Benefits Committee of the Board of Directors granted stock options and restricted stock awards to non-employee directors of the Company equal to 80% of the amount approved by shareholders. The options generally vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007) and have an exercise price of $15.25 per share, which was the closing market price/last sale price of the Company’s common stock on November 20, 2006, the date of the grant. The restricted stock awards also generally vest in equal installments over a five-year period, commencing one year from the date of the grant (November 20, 2007). On January 21, 2008 the Compensation and Benefits Committee of the Board of Directors again consulted with GK Partners and granted the additional 20% of stock options and restricted stock awards to non-employee directors of the Company that was approved by the shareholders. The options generally vest in equal installments over a five-year period, commencing one year from the date of the grant (January 21, 2009) and have an exercise price of $13.38 per share, which was the closing market price/last sale price of the Company’s common stock on January 18, 2008. The restricted stock awards also generally vest in equal installments over a five-year period, commencing one year from the date of the grant (January 21, 2009). The vesting of the options and restricted stock awards accelerate upon death or disability, retirement, involuntary termination of service following a change in control, and upon consummation of a second step conversion of Investors Bancorp. The grants have other terms and conditions consistent with the 2006 Equity Incentive Plan. A total of 1,709,252 stock options and 683,701 shares of restricted stock were granted to non-employee directors of the Company. These totals represent 100% of the stock options and restricted shares available to non-employee directors for granting purposes.

The total restricted stock awards granted to non-employee directors are shown below:

				Outstanding,
				Unvested
				Restricted
		Total Grant	Grant Date	Stock as of
		of Restricted	Fair Share	June 30,
Name	Grant Date	Stock (#)	Value(1)($)	2009 (#)

Patrick J. Grant	11/20/2006	78,137	1,191,589	46,883
	1/22/2008	19,538	261,418	15,630
Brian D. Dittenhafer	11/20/2006	78,137	1,191,589	46,883
	1/22/2008	19,534	261,365	15,627
John A. Kirkpatrick(2)	11/20/2006	78,137	1,191,589	—
	1/22/2008	19,534	261,365	—
Vincent D. Manahan III	11/20/2006	78,137	1,191,589	46,883
	1/22/2008	19,534	261,365	15,627
Richard J. Petroski(3)	11/20/2006	—	—	—
	1/22/2008	—	—	—
Joseph H. Shepard III	11/20/2006	78,137	1,191,589	46,883
	1/22/2008	19,534	261,365	15,627
Rose Sigler	11/20/2006	78,137	1,191,589	46,883
	1/22/2008	19,534	261,365	15,627
Stephen J. Szabatin	11/20/2006	78,137	1,191,589	46,883
	1/22/2008	19,534	261,365	15,627
James H. Ward, III(4)	11/20/2006	—	—	—
	1/22/2008	—	—	—

(1)	The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2006 Equity Incentive Plan, which vest over the shorter of five years or the period to the mandatory director retirement age. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2009 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	Mr. Kirkpatrick was granted accelerated vesting of remaining shares in January 2009.

(3)	Mr. Petroski was not a director until the completion of Investors Bancorp MHC’s acquisition of Summit Federal Bankshares MHC in June 2008.

(4)	Mr. Ward was not a director until the completion of Investors Bancorp Inc.’s acquisition of American Bancorp of New Jersey, Inc. in May 2009.

The aggregate total stock option grants to non-employee directors are shown below:

						Outstanding
						Unexercised
						Stock Options
				Exercise	Grant Date	as of
	Grant	Expiration	Stock	Price	Fair Value(1)	June 30,
Name	Date	Date	Options (#)	($)	($)	2009 (#)

Patrick J. Grant	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,841	13.38	168,990	48,841
Brian D. Dittenhafer	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,835	13.38	168,969	48,835
John A. Kirkpatrick	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,835	13.38	168,969	48,835
Rose Sigler	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,835	13.38	168,969	48,835
Vincent D. Manahan III	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,835	13.38	168,969	48,835
Richard J. Petroski(2)	11/20/2006	—	—	—	—	—
	1/22/2008	—	—	—	—	—
Joseph H. Shepard III	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,835	13.38	168,969	48,835
Stephen J. Szabatin	11/20/2006	11/20/16	195,343	15.25	814,580	195,343
	1/22/2008	1/22/2018	48,835	13.38	168,969	48,835
James H. Ward, III(3)	11/20/2006	—	—	—	—	—
	1/22/2008	—	—	—	—	—

(1)	The amounts in this column reflect the dollar amount of the full grant date value used to determine the annual expense to be recognized for financial statement reporting purposes each year, in accordance with FAS 123(R), of stock option awards pursuant to the 2006 Equity Incentive Plan, which vest over the shorter of five years or the period to the mandatory director retirement age. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2009 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	Mr. Petroski was not a director until the completion of Investors Bancorp MHC’s acquisition of Summit Federal Bankshares MHC in June 2008.

(3)	Mr. Ward was not a director until the completion of Investors Bancorp Inc.’s acquisition of American Bancorp of New Jersey, Inc. in May 2009.

Director Benefits.  The Board of Directors establishes non-employee director compensation based on recommendations of the Compensation and Benefits Committee. In 2007, the Compensation and Benefits Committee engaged the services of GK Partners to assist it in a review of director compensation. Compensation paid to non-employee directors was based on recommendations arising from that review. There were no changes to the cash compensation payable to non-employee directors for calendars 2008 and 2009.

For directors and their spouses or spousal equivalents as of 2007, Investors Savings Bank sponsors a long-term care program. Each individual policy is owned by the covered person. Investors Savings Bank pays all premiums under the long term care program but will stop paying premiums in the event of the participant’s (i) resignation from the Board of Directors prior to attaining normal retirement age (except for health reasons), (ii) relocation outside of the country, or (iii) death. Spousal coverage will be terminated upon (i) a participant’s resignation prior to normal retirement age (except for health reasons), (ii) divorce from the participant, (iii) the participant no longer qualifying for coverage, (iv) the spouse’s permanent relocation outside of the country, or (v) death. Participants who cannot be insured through an insurance company under the long-term care program will be self-insured by Investors Savings Bank.

Retirement Plan for the Board of Directors of Investors Savings Bank.  Investors Savings Bank maintains a director retirement plan. In December 2006, the Director Plan was amended to cap compensation at the current level and close the plan to new participants. A director who is not an active employee of Investors Savings Bank upon retirement from board service, has provided at least ten years of “cumulative service” (service on the board and, if applicable, as an employee or counsel), retires at age 65 or later, or as a result of disability, is eligible to participate in the plan. An eligible director with at least 15 years of cumulative service will be entitled to an annual retirement benefit equal to the sum of 60% of the annual retainer and 13 times the regular board meeting fee in effect for the calendar year preceding the director’s year of retirement. A director with at least ten years of cumulative service but less than 15 years will be entitled to 40% of the sum of the annual retainer and 13 times the regular meeting fee in effect for the calendar year preceding the director’s year of retirement, plus a pro-rated percentage of 20% of the sum of the annual retainer and 13 times the regular board meeting fee in effect for the calendar year preceding the director’s year of retirement. In connection with the stock offering, the retirement plan was amended to include the annual retainer and board fees, if any, paid by Investors Bancorp in determining a director’s retirement benefit. Directors who retired on or prior to March 1, 1997 are entitled to different retirement benefits.

In the event of a change in control, directors who have not yet attained ten years of service will be deemed to have ten years of service in order to qualify for a benefit under the director retirement plan. In the event a director dies prior to retirement, the director’s beneficiary will be entitled to benefit payments in the form of a joint and survivor benefit payable at 100% of the amount paid to the director. Retirement benefits may be paid, at the director’s election, either in monthly payments until the eligible director’s death, or as a joint and survivor form of benefit payable for the lifetime of the eligible director and, upon the eligible director’s death, at 50% of the benefit amount, to the director’s beneficiary, or a joint and survivor form of benefit payable for the lifetime of the director and, upon the director’s death, at 100% of the amount, to the director’s beneficiary during the beneficiary’s lifetime. In order to receive retirement benefits under the plan, the director must remain a director emeritus in good standing after retirement and must not engage in any business enterprise which competes with Investors Savings Bank nor disclose any confidential information relative to the business of Investors Savings Bank.

Deferred Directors Fee Plans.  Since 1988, Investors Savings Bank has maintained a deferred directors fee plan, pursuant to which each director of Investors Savings Bank has the right to defer the payment of all or any part of his or her board or committee fees. Compensation deferred under the plan and interest (at the rate equal to one and one-half percent below the prime rate) thereon are payable upon a director’s death, disability, resignation or removal from office. Such payment is made in a lump sum, unless the director has elected payment in monthly installments over a period of up to ten years. In the event of a change in control, the Board of Directors or an acquirer may, in its sole discretion, terminate the plan and pay the undisbursed portion of benefits under the plan in a lump sum within 12 months of the change in control. As of the year ended June 30, 2009, no directors are making deferrals in the deferred director fee plan.

Summary of Directors’ Compensation

The following table sets forth for the year ended June 30, 2009 certain information as to total compensation earned by non-employee directors. The amounts reported under the stock awards and option awards columns were granted on November 20, 2006 and January 21, 2008 pursuant to the 2006 Equity Incentive Plan.

DIRECTORS COMPENSATION TABLE

					Change
					in Pension
	Investors	Investors			Value
	Bancorp	Savings			and
	Fees	Bank			Nonqualified
	Earned or	Fees Earned or			Deferred
	Paid in	Paid in	Stock	Option	Compensation	All Other
	Cash	Cash	Awards	Awards	Earnings	Compensation
Name	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)

Patrick J. Grant	51,000	146,400	311,975	210,551	1,000	27,445	748,371
Robert M. Cashill	22,000	67,100	762,500	291,833	22,000	8,585	1,174,018
Doreen R. Byrnes	24,000	73,200	274,500	187,692	—	6,742	566,134
Brian D. Dittenhafer	47,000	73,200	290,494	196,613	74,000	9,124	690,431
John A. Kirkpatrick	52,500	73,200	728,869	490,519	(5,000)	4,894	1,344,982
Vincent D. Manahan III	55,500	73,200	290,494	196,651	8,000	7,309	631,154
Richard J. Petroski	30,500	73,200	—	—	—	—	103,700
Joseph H. Shepard III	44,000	73,200	399,037	269,197	(3,000)	7,248	789,682
Rose Sigler	47,000	73,200	399,067	269,197	(13,000)	12,260	787,724
Stephen J. Szabatin	47,000	73,200	290,494	196,651	85,000	10,068	702,413
James H. Ward, III(5)	—	—	—	—	—	—	—

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009, in accordance with FAS 123(R), of restricted stock awards pursuant to the 2006 Equity Incentive Plan, which vest over the shorter of five years or the period to the mandatory director retirement age. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2009 included in Investors Bancorp’s Annual Report on Form 10-K.

(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2009, in accordance with FAS 123(R), of stock option awards pursuant to the 2006 Equity Incentive Plan. Stock options vest over the shorter of five years or the period to the mandatory director retirement age. Assumptions used in the calculation of these amounts are included in footnote 13 to Investors Bancorp’s audited financial statements for the fiscal year ended June 30, 2009 included in Investors Bancorp’s Annual Report on Form 10-K.

(3)	This amount represents the aggregate change in the present value of a director’s accumulated benefit under the Retirement Plan.

(4)	This amount includes perquisites and other personal benefits, or property, if the aggregate amount for each director is at least $10,000. Specifically, this amount represents the premiums paid for long term care coverage for directors and their spouses or spousal equivalents. Messrs. Kirkpatrick and Shepard III are self-insured by Investors Savings Bank. In addition, the amount includes life insurance premiums for Mr. Grant.

(5)	Mr. Ward became a member of the Board upon the completion of the acquisition of American Bancorp of New Jersey, Inc. in May 2009 and was not paid director fees during fiscal year 2009.

Other Matters

Director Stock Ownership Requirements.  The Board believes its directors should have a financial investment in the Company to further align their interests with stockholders. Directors are expected to own at least $100,000 in common stock value (excluding stock options), within a reasonable time subsequent to their appointment as a director.

PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Investors Bancorp’s independent registered public accounting firm for fiscal year ended June 30, 2009 was KPMG LLP. The Audit Committee has re-appointed KPMG LLP to continue as the independent registered public accounting firm for Investors Bancorp for fiscal year ending June 30, 2010, subject to the ratification by Investors Bancorp’s stockholders at the Annual Meeting. Representatives of KPMG LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP is not required by Investors Bancorp’s Bylaws or otherwise. However, the Board of Directors is submitting the appointment of the independent registered public accounting firm to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether it should select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of Investors Bancorp and its stockholders.

Audit Fees.  The aggregate fees billed to Investors Bancorp for professional services rendered by KPMG LLP for the audit of the Investors Bancorp’s annual financial statements, review of the financial statements included in the Investors Bancorp’s Quarterly Reports on Form 10-Q and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings and engagements were $519,500 and $520,800 during the fiscal years ended June 30, 2009 and 2008, respectively.

Audit Related Fees.  The aggregate fees billed to Investors Bancorp for assurance and related services rendered by KPMG LLP that are reasonably related to the performance of the audit of and review of the financial statements and that are not already reported in “Audit Fees,” above, were $25,000 and $0 during the fiscal years ended June 30, 2009 and 2008, respectively. For fiscal 2009, these fees related to audit services in conjunction with the acquisition of American Bancorp of New Jersey, Inc.

Tax Fees.  The aggregate fees billed to Investors Bancorp for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning were $64,860 and $50,500 during the fiscal years ended June 30, 2009 and 2008, respectively.

All Other Fees.  There were no “Other Fees” for fiscal 2009 and 2008.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP. The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as Investors Bancorp’s independent registered public accounting firm of Investors Bancorp.

The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit and audit-related services between meetings of the Audit Committee, provided the Chair reports any such approvals to the full Audit Committee at its next meeting. The full Audit Committee pre-approves all other services to be performed by the independent registered public accounting firm and the related fees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

OTHER MATTERS

As of the date of this document, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than as described in this document. However, if any other matter shall properly come before the Annual Meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy in accordance with their best judgment as to any matters that fall within the purposes set forth in the notice of Annual Meeting.

STOCKHOLDER PROPOSALS

To be eligible for inclusion in the proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at Investors Bancorp’s executive office, 101 JFK Parkway, Short Hills, New Jersey 07078, no later than May 21, 2010. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

The Bylaws of Investors Bancorp provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, the stockholder must give written notice to the Corporate Secretary of Investors Bancorp not less than 90 days prior to the date of Investors Bancorp’s proxy materials for the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The notice must include the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. Nothing in this paragraph shall be deemed to require Investors Bancorp to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

THE FOLLOWING DOCUMENTS ARE AVAILABLE ON THE “GOVERNANCE DOCUMENTS” SECTION OF THE “INVESTOR RELATIONS” PAGE OF THE INVESTORS SAVINGS BANK’S WEBSITE AT WWW.ISBNJ.COM:

•	AUDIT COMMITTEE CHARTER

•	COMPENSATION AND BENEFITS COMMITTEE CHARTER

•	NOMINATING AND CORPORATE GOVERNANCE CHARTER

•	INVESTORS BANCORP’S CORPORATE GOVERNANCE GUIDELINES

•	INVESTORS BANCORP’S CODE OF BUSINESS CONDUCT AND ETHICS

•	INVESTORS BANCORP’S INDEPENDENCE STANDARDS

COPIES OF EACH WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, INVESTORS BANCORP, INC., 101 JFK PARKWAY, SHORT HILLS, NEW JERSEY 07078.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY INTERNET OR TELEPHONE AS DESCRIBED IN YOUR PROXY CARD.

AN ADDITIONAL COPY OF INVESTORS BANCORP’S ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR FISCAL YEAR ENDED JUNE 30, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, INVESTORS BANCORP, INC., 101 JFK PARKWAY, SHORT HILLS, NEW JERSEY 07078. THE FORM 10-K IS ALSO AVAILABLE FREE OF CHARGE ON THE “INVESTOR RELATIONS” PAGE OF THE INVESTORS SAVINGS BANK’S WEBSITE AT WWW.ISBNJ.COM.

REVOCABLE PROXY
Investors Bancorp, Inc.
ANNUAL MEETING OF STOCKHOLDERS
OCTOBER 27, 2009
9:00 a.m.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors (other than the nominees for directors set forth below) with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at The Murray Hill Inn, 535 Central Avenue, New Providence, New Jersey 07974 on October 27, 2009, at 9:00 a.m., local time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, AN EXECUTED PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE PROXY COMMITTEE. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.
(Continued, and to be marked, dated and signed, on the other side)
ê               FOLD AND DETACH HERE               ê

INVESTORS BANCORP, INC. — OCTOBER 27, 2009 9:00 A.M.
YOUR VOTE IS IMPORTANT!
Proxy Materials are available on-line at:
https://www.isbnj.com
You can vote in one of three ways:
1.	Call toll free 1-866-849-9666 on a Touch-Tone Phone. There is NO CHARGE to you for this call.
or
2.	Via the Internet at https://www.proxyvotenow.com/isbc and follow the instructions.
or
3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
5877

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☒	PLEASE MARK VOTES AS IN THIS EXAMPLE
REVOCABLE PROXY
Investors Bancorp, Inc.
{
Annual Meeting of Stockholders
OCTOBER 27, 2009

			Withhold	For All
		For	All	Except
1.	To elect three persons to serve as directors of Investors Bancorp, Inc., each for a three-year term.	☐	☐	☐

Nominees:
{01} Patrick J. Grant	{02} Kevin Cummings
{03} Joseph H. Shepard III
INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s’) name(s) or number(s) in the space provided below.

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for Investors Bancorp, Inc. for the fiscal year ending June 30, 2010.	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

Mark here if you plan to attend the meeting				☐

Mark here for address change and note change				☐

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting.
     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a proxy statement dated September 18, 2009, and audited financial statements.
Note: Please sign exactly as your name appears on this Proxy.
If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
If shares are held jointly, each holder should sign.

x	IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW	y

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
é		é
PROXY VOTING INSTRUCTIONS
Stockholders of record have three ways to vote:
1.	By Mail; or

2.	By Telephone (using a Touch-Tone Phone); or

3.	By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., October 27, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone
Call Toll-Free on a Touch-Tone Phone anytime prior to
3:00 a.m., October 27, 2009.
1-866-849-9666

Vote by Internet
anytime prior to
3:00 a.m., October 27, 2009 go to
https://www.proxyvotenow.com/isbc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE PROXY MATERIALS:	http://www.isbnj.com

Your vote is important!